Exhibit 2.4
DESCRIPTION OF SECURITIES
This exhibit summarizes the material

provisions of ABB Ltd’s (the “Company”

or “ABB”) Articles of
Incorporation and the Swiss Code of

Obligations relating to the shares

of ABB Ltd, and ABB Ltd’s
Amended and Restated Deposit Agreement

dated May 7, 2001 (the “Deposit

Agreement”). The
description is only a summary and

is qualified in its entirety by

ABB Ltd’s Articles of Incorporation,
ABB Ltd’s filings with the commercial register

of the Canton of Zurich (Switzerland)

and Swiss statutory
law.
Registration and Business Purpose
ABB Ltd was registered as a corporation

(
Aktiengesellschaft
) in the commercial register of

the
Canton of Zurich (Switzerland) on

March 5, 1999, under the name

of “New ABB Ltd” and its

name was
subsequently changed to “ABB Ltd”.
Our Shares
ABB Ltd’s shares are registered shares

(
Namenaktien
) with a par value of CHF 0.12 each.

ABB’s
ordinary share capital (including

treasury shares) as registered with the Commercial

Register amounts to
CHF 225,840,309.00, divided into 1,882,002,575

fully paid registered shares

with a par value of CHF 0.12
per share.
The shares are fully paid and

non-assessable. The shares rank

pari passu in all respects with
each other, including in respect of entitlements

to dividends, to a share of the liquidation

proceeds in the
case of a liquidation of ABB Ltd, to

advance subscription rights and

to pre-emptive rights.
Each share carries one vote in ABB

Ltd’s general meeting of shareholders.

Voting rights may be
exercised only after a shareholder

has been recorded in ABB Ltd’s share register

(
Aktienbuch ) as a
shareholder with voting rights, or with

Euroclear Sweden AB in Sweden, which

maintains a subregister of
ABB Ltd’s share register. Euroclear Sweden AB is an authorized central securities depository under

the
Swedish Act on Registration of

Financial Instruments and carries

out, among other things, the duties

of
registrar for Swedish companies

listed on the NASDAQ OMX Stockholm

Exchange. Registration with
voting rights is subject to the restrictions

described in “Transfer of Shares”.
The shares are not issued in certificated

form and are held in

collective custody at SIX SIS AG.
Shareholders do not have the right

to request printing and delivery

of share certificates (
aufgehobener
Titeldruck
), but may at any time request

ABB Ltd to issue a confirmation

of the number of registered
shares held.
Right to vote
A shareholder may be represented

at the general meeting

of shareholders by the independent
proxy elected by the shareholders

(
unabhängiger Stimmrechtsvertreter ), its legal representative or, by means of a written proxy, any other proxy who need not

be a shareholder. If the Company does not have
an independent proxy, the Board of Directors shall

appoint the independent

proxy for the next general
meeting of shareholders. All shares held

by one shareholder

may be represented by one representative
only.
For practical reasons shareholders

must be registered in the share register

no later than 6
business days before the general

meeting of shareholders in

order to be entitled to vote.

Except for the
cases described under “Transfer of Shares” below, there are

no voting rights restrictions limiting

ABB’s
shareholders’ rights.

There is no provision in ABB Ltd’s Articles

of Incorporation requiring

a quorum for the holding of
general meetings

of shareholders.
Unless otherwise required

by law or the Company’s Articles of Incorporation,

the general meeting
of shareholders shall pass resolutions

and decide elections upon

a majority of the votes represented.
A resolution passed with a qualified

majority (at least two thirds) of

the shares represented and

a
majority of the par value of shares

represented at a general

meeting of shareholders is, in particular,
required for:
•

a modification of the purpose of ABB

Ltd,
•

the creation of shares with increased

voting powers,
•

restrictions on the transfer of registered

shares and the removal of

those restrictions,
•

restrictions on the exercise of the right

to vote and the removal of those restrictions,
•

the introduction of conditional share

capital or the introduction

of a capital band,
•

an increase in share capital through

the conversion of capital

surplus, through an in-kind
contribution or by set-off against a claim, and

a grant of special benefits,
•

the restriction or denial of pre-emptive

rights,
•

a transfer of ABB Ltd’s place of incorporation,

•

the combination of shares, if not the

consent of all affected shareholders

is required,
•

the change of currency of the share

capital,
•

the introduction of the casting vote

of the presiding officer in the general

meeting of
shareholders,
•

the delisting of ABB Ltd’s equity securities,
•

the introduction of an arbitration

clause in the Articles of Incorporation,

and
•

ABB Ltd’s dissolution.
Shareholders’ dividend rights
The unconsolidated statutory financial

statements of ABB Ltd are prepared

in accordance with
Swiss law. Based on these financial statements,

dividends may be paid only

if ABB Ltd has sufficient
distributable profits from previous

years or sufficient free reserves to allow

the distribution of a dividend.
Swiss law requires that ABB Ltd retain

at least 5 percent of its annual

net profits as legal reserves until
these reserves amount to at least 20

percent of ABB Ltd’s share capital.

Any net profits remaining in
excess of those reserves are at

the disposal of the general

meeting of shareholders.
Under Swiss law, ABB Ltd may only pay out a dividend

if it has been proposed by a shareholder
or the Board of Directors and approved

at a general meeting of shareholders,

and the auditors confirm
that the dividend conforms to statutory

law and ABB’s Articles of Incorporation.

In practice, the general
meeting of shareholders usually

approves dividends as proposed

by the Board of Directors.

Dividends are usually due

and payable no earlier than two trading

days after the shareholders’
resolution and the ex
‑
date for dividends is normally

two trading days after the shareholders’

resolution
approving the dividend. Dividends

are paid out to the holders that are registered

on the record date.
Euroclear administers the payment

of those shares registered

with it. Under Swiss law, dividends not
collected within five years after

the due date accrue to ABB Ltd

and are allocated to its profit reserves.

As
ABB Ltd pays cash dividends, if any, in Swiss francs (subject to the exception for certain shareholders

in
Sweden described below),

exchange rate fluctuations will

affect the US dollar amounts received by
holders of ADSs upon conversion of

those cash dividends from

Swiss francs.
For shareholders who are residents

of Sweden, ABB has established

a dividend access facility
(for up to 600,004,716 shares).

With respect to any annual

dividend payment for which this facility

is made
available, shareholders who

register with Euroclear may elect to

receive the dividend from ABB

Norden
Holding AB in Swedish krona

(in an amount equivalent to the dividend

paid in Swiss francs) without
deduction of Swiss withholding

tax. For further information

on the dividend access facility, see ABB’s
Articles of Incorporation.
Transfer of Shares
The transfer of shares is effected by a corresponding

entry in the books of a bank or depository
institution. An acquirer of shares

must file a share registration form

in order to be registered in ABB

Ltd’s
share register as a shareholder

with voting rights. Failing such registration,

the acquirer will not be able to
participate in or vote at general meetings

of shareholders,

but will be entitled to dividends,

pre-emptive
and advanced subscription

rights, and liquidation proceeds.
An acquirer of shares will be recorded

in ABB Ltd’s share register with voting

rights upon
disclosure of its name and address.

However, ABB Ltd may decline a registration

with voting rights if the
shareholder does not declare

that it has acquired the shares

in its own name and for its own

account, that
there is no agreement on the redemption

of the relevant shares and

that it bears the economic risk
associated with the shares.

If the shareholder refuses to

make such declarations, it will be

registered as a
shareholder without voting rights. A

person failing to expressly declare

in its registration application

that it
holds the shares for its own account

(a nominee) will be entered in

the share register with voting rights,
provided that such nominee has entered

into an agreement with ABB

concerning its status, and

further
provided that the nominee is subject

to recognized bank or financial

market supervision.
After having given the registered

shareholder or nominee

the right to be heard, the Board of
Directors may cancel registrations

in the share register retroactively

to the date of registration

if such
registrations were made on the basis

of incorrect information. The

relevant shareholder or nominee

will be
informed promptly as to the cancellation.

The Board of Directors will oversee

the details and issue the
instructions necessary for compliance

with the preceding regulations.

In special cases, it may grant
exemptions from the rule concerning

nominees.
Acquirers of registered shares who

have chosen to have their shares

registered in the share
register with Euroclear Sweden AB

are not requested to file a share

registration form or declare

that they
have acquired the shares in their own

name and for their own

account in order to be registered

as a
shareholder with voting rights. However, in order

to be entitled to vote at a general meeting

of
shareholders those acquirers

need to be entered in the Euroclear

Sweden AB share register in their

own
name no later than six business

days prior to the meeting. Holders

of such shares are also able to attend
general meetings of shareholders.

Uncertificated shares registered

with Euroclear Sweden AB may

be
pledged in accordance

with Swedish law.
Except as described in this subsection,

neither the Swiss Code of

Obligations nor ABB Ltd’s
Articles of Incorporation limit any

right to own ABB Ltd’s shares, or any

rights of non-resident or foreign
shareholders to exercise voting rights

of ABB Ltd’s shares.

Pre-emptive Rights
Shareholders of a Swiss corporation

have certain pre-emptive rights

to subscribe for new shares
issued in connection with capital

increases in proportion to the nominal

amount of their shares held.

A
resolution adopted at a general

meeting of shareholders with a supermajority

of two-thirds of the shares
represented may, however, repeal, limit or suspend (or authorize the board of directors to repeal,

limit or
suspend) pre-emptive rights for cause.

Cause includes an acquisition

of a business or a part thereof, an
acquisition of a participation in

a company or the grant of shares to

employees. In addition, based

on
Article 4bis para. 1 and para. 4 of

ABB Ltd’s Articles of Incorporation,

pre-emptive rights of the
shareholders are excluded

in connection with the issuance of convertible

or warrant-bearing bonds

or
other financial market instruments,

shares to employees of ABB issued

out of ABB Ltd’s contingent share
capital or the grant of warrant rights

to shareholders, or may be restricted

or denied by the Board of
Directors of ABB Ltd under certain circumstances

in connection with the issuance

of shares under the
Company’s capital band as set forth in Article

4ter of ABB Ltd’s Articles of Incorporation.
Advance Subscription Rights
Shareholders of a Swiss corporation

may have an advance

subscription right with respect to
bonds and other instruments issued in

connection with options

or conversion rights for shares if

such
option or conversion rights are based

on the corporation’s conditional

capital. However, the general
meeting of shareholders can, with a

supermajority of two-thirds of

the shares represented at the

meeting,
exclude or restrict (or authorize

the board of directors to exclude

or restrict) such advance subscription
rights for cause.
Repurchase of Shares
Swiss law limits a corporation’s ability

to repurchase or hold its own shares.

ABB Ltd and its
subsidiaries may only repurchase

shares if ABB Ltd has sufficient freely distributable

reserves to pay the
purchase price, and the aggregate

nominal value of such shares

does not exceed 10 percent of ABB

Ltd’s
total share capital. Furthermore, ABB

Ltd must create a special

reserve on its balance sheet in

the amount
of the purchase price of the acquired

shares. Such shares held by ABB Ltd or

its subsidiaries do not carry
any rights to vote at general meetings

of shareholders, but are entitled

to the economic benefits applicable
to the shares generally and

are considered to be “outstanding”

under Swiss law.
Notices
Written communication by ABB Ltd to its shareholders

will be sent by ordinary mail to

the
shareholder’s or authorized delivery

agent’s last registered contact information in

the share register. To
the extent that personal notification is

not mandated by law, all communications

to the shareholders are
validly made by publication

in the Swiss Official Gazette of Commerce

(
Schweizerisches
Handelsamtsblatt
). To

the extent required by the listing

rules of the capital markets where

ABB Ltd’s
shares are listed,

notices will be published

in accordance with the rules of those

exchanges.

All such
shareholder notices will

also be published on ABB’s website.
Duration, Liquidation and Merger
The duration of ABB Ltd as a legal

entity is unlimited. It may be dissolved

at any time by a
shareholders’

resolution which must be approved

by a supermajority of two-thirds of

the shares
represented at the general meeting

of shareholders (this supermajority

requirement applies in the event

of
a dissolution by way of liquidation

or a merger where ABB Ltd is not

the surviving entity). Dissolution

by
court order is possible if it becomes bankrupt

or if holders of at least 10 percent

of its share capital
registered in the commercial register

can establish cause for dissolution.
Under Swiss law, any surplus arising out of a liquidation

of a corporation (after the settlement

of
all claims of all creditors) is distributed

to the shareholders in proportion

to the paid-up par value of shares
held, but this surplus is subject

to Swiss withholding tax of 35 percent.

Disclosure of Major Shareholders
Under the Swiss Financial Market Infrastructure

Act, shareholders

and groups of shareholders
acting in concert who directly or indirectly

acquire or sell shares of a listed

Swiss corporation or rights
based thereon and thereby reach, exceed

or fall below the thresholds

of 3 percent, 5 percent, 10 percent,
15 percent, 20 percent, 25 percent,

33
1
/
3

percent, 50 percent or 66
2
/
3

percent of the voting

rights of the
corporation must notify the corporation

and the exchange(s) in Switzerland

on which such shares are
listed of such holdings in writing

within four trading days, whether

or not the voting rights

can be
exercised. Following receipt of such a

notification, the corporation

must inform the public within two
trading days.
An additional disclosure

requirement exists under the Swiss

Code of Obligations, according

to
which ABB Ltd must disclose individual

shareholders and groups of shareholders

acting in concert and
their shareholdings if they hold

more than 5 percent of all

voting rights and ABB Ltd knows or has

reason
to know of such major shareholders.

Such disclosures must be

made once a year in the notes

to the
financial statements as published

in its annual report.
Mandatory Offering Rules
Under the Swiss Financial Market Infrastructure

Act, shareholders

and groups of shareholders
acting in concert who acquire more

than 33
1
/
3

percent of the voting

rights (whether exercisable or not)

of a
listed Swiss company have to submit

a takeover bid to all remaining

shareholders unless the articles of
incorporation of the company provide

for an alteration of this obligation.

ABB Ltd’s Articles of Incorporation
do not provide for any alterations

of the acquiror’s

obligations under the Swiss

Financial Market
Infrastructure Act. The mandatory offer obligation

may be waived under certain

circumstances, for
example if another shareholder

owns a higher percentage of voting

rights than the acquiror. A waiver from
the mandatory bid rules may be granted

by the Swiss Takeover Board. If no waiver is granted, the
mandatory takeover bid must be

made pursuant to the procedural

rules set forth in the Swiss Financial
Market Infrastructure Act and the implementing

ordinances.
Other than the rules discussed in

this section and in the section

above entitled “—Duration,
Liquidation and Merger” and as disclosed

from time to time in our Annual

Report on Form 20-F with
respect to general meetings of shareholders

(which reflect mandatory provisions

of Swiss law), no
provision of ABB Ltd’s Articles of Incorporation

would operate only with respect

to a merger, acquisition or
corporate restructuring of ABB (or

any of its subsidiaries) and have

the effect of delaying, deferring or
preventing a change in control

of ABB.
Cancellation of Remaining Equity

Securities
Under Swiss law, any offeror who has made a tender offer

for the shares of a Swiss target
company and who, as a result of

such offer, holds more than 98 percent of the voting

rights of the target
company, may petition the court to cancel the remaining

equity securities. The corresponding

petition
must be filed against the target company

within three months after

the lapse of the offer period. The
remaining shareholders may

join in the proceedings. If the court orders

cancellation of the remaining
equity securities, the target company

will reissue the equity securities

and deliver such securities

to the
offeror against performance of the offer for

the benefit

of the holders of the cancelled equity

securities.
Revision of Swiss Corporate Law
Swiss corporate law has been revised,

effective as of January 1, 2023. The

main objectives of the
revision were to strengthen shareholder

rights, improve corporate governance

and modernize corporate
law in general. Swiss corporations

are required to amend their

articles of incorporation and other
organizational regulations, as applicable,

for compliance with the new law by

the end of 2024 at the latest.
The shareholders of ABB Ltd approved

the necessary changes to ABB’s Articles of

Incorporation as
proposed by the Board of Directors at

ABB’s Annual General Meeting

in March 2023.

American Depositary Shares
American Depositary Shares
The Company’s American Depositary

Shares (each representing

one registered share of ABB
Ltd) are referred to as “ADSs”. Citibank,

N.A. is the depositary bank

(the “Depositary”) of the Company’s
ADS program and its principal

executive office is 388 Greenwich Street, New

York, New York

10013.
Voting the Deposited Securities
Holders generally have

the right under the Deposit Agreement

to instruct the Depositary

to vote
the number of deposited shares

represented by their ADSs. At

the Company’s request, the Depositary will
distribute to holders as of a specified

record date a notice of meeting

or solicitation of consent

or proxies
together with information explaining

how to instruct the Depositary to exercise

the voting rights of the
shares represented by ADSs. Upon

the timely receipt of voting instructions

from a holder of ADSs as of
the specified record date in the manner

specified by the Depositary, the Depositary must

endeavor,
insofar as practicable and permitted under

applicable law and

the provisions of the Articles of
Incorporation of the Company and

the provisions of the shares,

to vote, or cause Citibank, N.A. – Zurich
(the “Custodian”) to vote, the shares

represented by such holder’s

ADSs in accordance with such
instructions.
If the Depositary timely receives voting

instructions from a holder

that fail to specify the manner

in
which the Depositary is to vote

the shares represented by such holder’s

ADSs, the Depositary will deem
such holder (unless otherwise

specified in the notice distributed

to holders) to have instructed

the
Depositary to vote in favor of

the proposals of the Board

of Directors in respect of the items

set forth on
the agenda for the relevant meeting.

Shares represented

by ADSs for which no timely voting

instructions
are received by the Depositary

from the holder will not

be voted. Notwithstanding the foregoing,

if the
Depositary receives a request

from the Company less than

30 days but at least 10 days prior

to a meeting
or proxy or consent solicitation,

the Depositary, subject to certain conditions, must distribute to holders as
of the specified record date an information

statement which describes

for such holders the matters

to be
voted on at such meeting. Under

these circumstances, the Depositary

will not be responsible for the
inability of any holder to exercise its

right to vote.
Distributions of Cash
Whenever the Depositary receives

confirmation from the Custodian

of receipt of any cash
dividend or other cash distribution

on any shares, or receives

proceeds from the sale of any shares

or of
any entitlements held in respect

of shares under the terms of the Deposit

Agreement, the Depositary

will
arrange for the funds to be converted

into U.S. dollars and for the distribution

of the U.S. dollars to holders
entitled thereof as of a specified record

date in proportion to the number

of ADSs held as of such record
date. The distribution of cash will be

made net of the fees, expenses,

taxes and governmental charges
payable by holders under

the terms of the Deposit Agreement.

The Depositary must distribute

only such
amount, however, as can be distributed without attributing

to any holder a fraction of one cent, and

any
balance not so distributable must be held

by the Depositary (without

liability for interest thereon)

and must
be added to and become part of the

next sum received

by the Depositary for distribution to holders

of
ADSs then outstanding at the time of

the next distribution. Alternatively, the funds that

the Depositary
holds must be escheated as unclaimed

property in accordance with

applicable law.

Distributions of Shares

If any distribution upon any deposited

shares consists of a dividend

in, or free distribution of,
shares, the Company must cause

such shares to be deposited

with the Custodian and registered, as

the
case may be, in the name of the

Depositary, the Custodian or their respective nominees.

Upon receipt of
confirmation of such deposit from

the Custodian, the Depositary

must, subject to and in accordance

with
the Deposit Agreement, distribute

to the holders as of a specified

record date in proportion to the number
of ADSs held as of such date, additional

ADSs, which represent in aggregate

the number of shares
received as such dividend, or free distribution,

subject to the terms of the Deposit

Agreement. If additional
ADSs are not so distributed, each

ADS issued and outstanding

after the specified record date must,

to the
extent permissible by law, also represent the additional

integral number of shares distributed

upon the
shares represented thereby.
The distribution of shares or the

modification of the ADS-to-share

ratio upon a distribution

of
shares will be made net of fees,

expenses, taxes and governmental

charges payable by holders

under the
terms of the Deposit Agreement.

Only whole new ADSs

will be distributed. Fractional

entitlements will be
sold and the proceeds of such sale

will be distributed as in the case

of a cash distribution.
Elective Distributions in Cash or

Shares
Whenever the Company intends

to distribute a dividend payable

at the election of the holders
either in cash or in additional

shares, the Company must give

prior notice thereof to the Depositary

and
will indicate whether the Company

wishes the elective distribution

to be made available to holders

of
ADSs. In such case, the Company

will assist the Depositary

in determining whether such distribution

is
lawful and reasonably practicable

and the means by which such elective

distribution can be made
available. The Depositary will

make the election available

to the holders only if it is reasonably

practicable
and the Company has provided

all documentation contemplated

in the Deposit Agreement. In such

case,
the Depositary will establish procedures

to enable the holders to elect to

receive either cash or additional
ADSs, in each case as described in

the Deposit Agreement.
Distribution of Rights to Purchase Additional

Shares
Whenever the Company intends

to distribute to holders rights to subscribe

for additional shares,
the Company must promptly give notice

thereof to the Depositary

stating whether or not it wishes

such
rights to be made available

to holders of ADSs. Upon the timely receipt

of the Company's notice indicating
that the Company wishes such rights

to be made available

to holders of ADSs, the Depositary must
consult with the Company to determine,

and the Company must assist

the Depositary in its determination,
whether it is lawful and reasonably

practicable to make such

rights available to the holders and

the means
of making such rights available

to the holders. The Depositary will

establish procedures to distribute rights
to purchase additional ADSs to holders

to exercise such rights if it is lawful and

reasonably practicable to
make the rights available

to holders of ADSs, and if the Company

provides all of the documentation
contemplated in the Deposit Agreement

(such as opinions to address

the lawfulness of the transaction).
Holders may have to pay fees, expenses,

taxes and other governmental

charges to subscribe for the new
ADSs upon the exercise of the holders’

rights. The Depositary is not obligated

to establish procedures to
facilitate the distribution and exercise

by holders of rights to

purchase shares other than in

the form of
ADSs. The Depositary will not distribute

rights to a holder if the Company

does not timely request that

the
rights be distributed to the holder

or the Company requests that the

rights not be distributed to the holder;
or if the Company fails to deliver

satisfactory documents to the Depositary, or it is not reasonably practicable to distribute the rights.

The Depositary will sell the

rights that are not exercised or not
distributed if such sale is lawful and

reasonably practicable. The proceeds

of such sale will be distributed
to holders as in the case of a cash distribution.

If the Depositary is unable

to sell the rights, it will allow

the
rights to lapse.

Notices and Reports
The Depositary will, at the expense

of the Company, make available a copy of any notices,
reports or communications issued

by the Company and delivered

to the Depositary for inspection by

the
holders of the receipts evidencing

the ADSs representing such shares governed

by such provisions at the
Depositary's principal office, at the office of

the Custodian and at any other designated

transfer office.
Changes Affecting Deposited Securities

The shares held on deposit for holders’

ADSs may change from time

to time. For
example, there may be a change

in nominal or par value, split-up,

cancellation, consolidation

or any other
reclassification of such shares or a recapitalization,

reorganization, merger, consolidation

or sale of assets
of the Company. If any such change were to occur, the holders’

ADSs would, to the extent permitted by
law, represent the right to receive the property received

or exchanged in respect of the shares

held on
deposit. The Depositary may in such

circumstances deliver new

ADSs to the holders, amend the Deposit
Agreement, the receipts, and the applicable

registration statement(s) on Form

F-6, call for the exchange
of the holders’ existing ADSs for new

ADSs and take any other actions

that are appropriate to reflect as

to
the ADSs the change affecting the shares.

If the Depositary may not lawfully

distribute such property

to
the holders, the Depositary may sell

such property and distribute

the net proceeds to the holders

as in the
case of a cash distribution.

Amendment or Termination of Deposit Agreement
The Company may agree with the Depositary

to modify the Deposit Agreement

without the prior
written consent of the holders or

beneficial owners. The Company

will give holders 30 days’

prior notice of
any modifications that would materially

prejudice any of their substantial rights

under the Deposit
Agreement. The Company does not

consider to be materially

prejudicial to the holders’ substantial

rights
any modifications or supplements

that are reasonably necessary

for the ADSs to be registered

under the
Securities Act of 1933, as amended

(the “Securities Act”) or to be

eligible for book-entry settlement,

in
each case, without imposing or increasing

the fees and charges holders

are required to pay. In addition,
the Company may not be able to provide

the holders with prior notice of any modifications

or supplements
that are required to accommodate compliance

with applicable

provisions of law. Holders will be bound by
modifications to the Deposit Agreement

if they continue to hold ADSs

after the modifications to the
Deposit Agreement become effective.

The Deposit Agreement

cannot be amended to prevent

a holder
from withdrawing the shares represented

by its ADSs (except as permitted

by law). The Company has

the
right to direct the Depositary to

terminate the Deposit Agreement.

Similarly, the Depositary may in certain
circumstances on its own initiative

terminate the Deposit Agreement.

In either case, the Depositary

must
give notice to the holders at least 30 days

before termination. Until

termination, the holders’ rights under
the Deposit Agreement will be unaffected.

After termination, the Depositary will

continue to collect dividends

and other distributions
received (but will not distribute any such

property until holders request

the cancellation of their ADSs) and
may sell the securities held on

deposit. After the sale, the

Depositary will hold the proceeds

from such
sale and any other funds then held

for the holders of ADSs in a non-interest

bearing account. At that

point,
the Depositary will have no further

obligations to holders other than

to account for the funds then held

for
the holders of ADSs still outstanding

(after deduction of applicable

fees, taxes and expenses).

Inspection of Books and Records
The Depositary (or any bank or

trust company appointed by the Depository

in accordance with the
Deposit Agreement, the “registrar”)

must keep books for the registration

of issuances and transfers of
receipts, which at all reasonable

times must be open for inspection

by the Company and by the holders

of
such receipts, provided that such inspection

must not be, to the registrar’s

knowledge, for the purpose of
communicating with holders of such

receipts in the interest of

a business or object other than

the business
of the Company or other than a matter

related to the Deposit Agreement

or the receipts. The registrar

may
close the transfer books with respect

to the receipts, at any time or

from time to time, when deemed
necessary or advisable by it in good

faith in connection with the performance

of its duties under the
Deposit Agreement, or at the reasonable

written request of the Company

subject, in all cases, to the

terms
of the Deposit Agreement.
Transfer,

Combination and Split Up of Receipts
Holders will be entitled to transfer, combine or split

up receipts and the shares evidenced

thereby.
For transfers of receipts, holders

will have to surrender the receipt

to be transferred to the Depositary

and
also must:
•

ensure that the surrendered receipt

is properly endorsed or otherwise

in proper form for
transfer;
•

provide such proof of identity and

genuineness of signatures as

the Depositary deems
appropriate;
•

provide any transfer stamps required

by the State of New York or the United States; and
•

pay all applicable fees, charges,

expenses, taxes and other

government charges payable

by
holders pursuant to the terms of

the Deposit Agreement, upon the

transfer of receipts.
To

have receipts either combined

or split up, holders must surrender

the receipts in question to
the Depositary with a request to

have them combined or split up, and

must pay all applicable

fees,
charges and expenses payable

by receipt holders, pursuant to the

terms of the Deposit Agreement,

upon
a combination or split up of receipts.
Withdrawal of Shares Upon Cancellation

of ADSs
Holders are entitled to present

ADSs to the Depositary

for cancellation and then receive

the
corresponding number of underlying

shares at the Custodian's offices. A holder’s

ability to withdraw the
shares held in respect of the ADSs

may be limited by Swiss law considerations

applicable at the time of
withdrawal. In order to withdraw

the shares represented by ADSs,

a holder will be required

to pay to the
Depositary the fees for cancellation

of ADSs and any charges

and taxes payable upon the transfer

of the
shares. Holders assume the risk

for delivery of all funds and

securities upon withdrawal. Once

canceled,
the ADSs will not have any rights under

the Deposit Agreement.
The Depositary may ask a holder

to provide proof of identity and genuineness

of any signature
and such other documents as the Depositary

may deem appropriate before

it will cancel ADSs. The
withdrawal of the shares represented

by the ADSs may be delayed

until the Depositary receives
satisfactory evidence of compliance

with all applicable laws and

regulations. The Depositary will

only
accept ADSs for cancellation

that represent a whole number

of securities on deposit.
A holder will have the right to withdraw

the securities represented by ADSs at

any time except as
a result of:

•

temporary delays that may arise

because (i) the transfer books for

the shares or ADSs are
closed, or (ii) shares are immobilized

on account of a shareholders'

meeting or a payment of
dividends;
•

obligations to pay fees, taxes and similar

charges; and/or
•

restrictions imposed because of

laws or regulations applicable

to ADSs or the withdrawal of
securities on deposit.
Limitation on Liability
The Deposit Agreement limits the

Company’s obligations and the Depositary’s

obligations to
holders. Specifically:
•

The Company and the Depositary are

obligated only to take the actions

specifically stated in
the Deposit Agreement without negligence

or bad faith.
•

The Depositary disclaims any liability

for any failure to carry out voting

instructions, for any
manner in which a vote is cast or

for the effect of any vote, provided

it acts in good faith and in
accordance with the terms of the Deposit

Agreement.
•

The Depositary disclaims any liability

for any failure to determine

the lawfulness or practicality
of any action, for the content of any

document forwarded to holders

on the Company’s behalf
or for the accuracy of any translation

of such a document, for the investment

risks associated
with investing in shares, for the

validity or worth of the shares,

for any tax consequences

that
result from the ownership of ADSs,

for the credit-worthiness

of any third party, for allowing
any rights to lapse under the terms of

the Deposit Agreement, for the

timeliness of any of the
Company’s notices or for its failure to give

notice.
•

The Company and the Depositary will

not be obligated to perform

any act that is inconsistent
with the terms of the Deposit Agreement.
•

The Company and the Depositary disclaim

any liability if the Company or

the Depositary are
prevented or forbidden from or subject

to any civil or criminal penalty

or restraint on account
of, or delayed in, doing or performing

any act or thing required

by the terms of the Deposit
Agreement, by reason of any provision,

present or future of any law or

regulation of the United
States, Switzerland, or any other

country, or by reason of present or future provision of any
provision of the Company’s Articles of

Incorporation, or any provision

of or governing the
securities on deposit, or by reason

of any act of God or war or other

circumstances beyond
the Company’s control.
•

The Company and the Depositary disclaim

any liability by reason

of any exercise of, or failure
to exercise, any discretion provided

for in the Deposit Agreement

or in the Company’s Articles
of Incorporation or in any provisions

of or governing the securities on deposit.
•

The Company and the Depositary

further disclaim any liability

for any action or inaction in
reliance on the advice or information

received from legal counsel,

accountants, any person
presenting shares for deposit, any

holder of ADSs or authorized

representatives thereof, or
any other person believed by either

of us in good faith to be

competent to give such advice or
information.
•

The Company and the Depositary also

disclaim liability for the inability

by a holder to benefit
from any distribution, offering, right or other

benefit that is made available

to holders of shares
but is not, under the terms of

the Deposit Agreement, made

available to holders of ADSs.

•

The Company and the Depositary

may rely without any liability

upon any written notice,
request or other document believed

to be genuine and to have been

signed or presented by
the proper parties.
•

The Company and the Depositary also

disclaim liability for any consequential

or punitive
damages for any breach of the

terms of the Deposit Agreement.
•

No disclaimer of any Securities

Act liability is intended by any

provision of the Deposit
Agreement.